SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

COLUMBUS MCKINNON CORPORATION
 (Exact name of registrant as specified in its charter)

NEW YORK
 (State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK	14228-1197

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On March 25, 2013, the Board of Directors of Columbus McKinnon Corporation (the “Company”) further amended and restated the Corporation’s Amended and Restated Bylaws, effective as of such date.  The descriptions below are summary in nature, not complete and qualified in their entirety by reference to the full text of the Fourth Amended and Restated Bylaws (the “Amended Bylaws”) attached hereto as Exhibit 3.1 and incorporated by reference herein.

The section of the Amended Bylaws in Article 1 regarding special meetings of the shareholders was modified to state that special meetings of the shareholders may be called only by the Chairman of the Board or President.

The section of the Amended Bylaws in Article 1 regarding advance notice of shareholder proposals and nominations was modified to require, in addition to the other advance notice requirements in this section, that any potential director nominees (i) complete a written questionnaire with respect to the candidate’s background, qualifications, stock ownership and independence;  (ii) either sign a confidentiality agreement or certify compliance with the company’s confidentiality and other policies applicable to directors; and (iii) covenant that he or she will not become a party to any voting arrangement or understanding with any other person with respect to matters to be voted on by the Board.

The section of the Amended Bylaws in Article 2 regarding special meetings of the Board of Directors was modified to state that special meetings of the Board of Directors may be called only by the Chairman of the Board or President.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1	Fourth Amended and Restated Bylaw, effective March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

	By:	/s/ Gregory P Rustowicz
	Name:	Gregory P. Rustowicz
	Title:	Vice President and Chief
Financial Officer (Principal Financial Officer)

Dated: March 28, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Fourth Amended and Restated Bylaw, effective March 25, 2013.